AMENDMENT NO. 9 TO CREDIT AGREEMENT AND WAIVERS


        AMENDMENT  and  WAIVERS  dated  as  of  October  1,  1999  among  PERINI
CORPORATION (the "Borrower"), the banks listed on the signature pages hereof (collectively, the "Banks"), and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "Agent").


                             W I T N E S S E T H :

        WHEREAS, the Borrower, the Banks and the Agent are parties to an Amended and Restated Credit Agreement dated as of January 17, 1997 (as heretofore amended, the "Credit Agreement");

        WHEREAS, the Borrower has failed to reimburse Harris Trust and Savings Bank ("Harris Bank") for the amount of a drawing under a letter of credit issued by Harris Bank, as described in the Forbearance Agreement dated as of September 23, 1999 among Harris Bank, the Borrower and Perini Building Corporation (the "Forbearance Agreement");

        WHEREAS, the Borrower's failure to reimburse Harris Bank when due for the amount of such drawing (the "Harris Default") constitutes an Event of Default under the Credit Agreement;

        WHEREAS, the parties have agreed to amend certain provisions of the Credit Agreement as provided herein, and at the request of the Borrower the Banks have agreed to grant the waiver provided herein;

         NOW, THEREFORE, the parties hereto agree as follows:


        Section 1. Definitions. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall from and after the date hereof refer to the Credit Agreement as amended hereby.

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                                                                   Exhibit 10.26

        Section 2. Amendment to Definitions. Section 1.01 of the Credit Agreement is amended by inserting the following new definition, in appropriate alphabetical order:

                "Capital Restructuring" means the restructuring of the Borrower's payment and other obligations under this Agreement and appropriate modifications to the other Financing Documents, such that the Borrower will reasonably be expected to satisfy all of its payment obligations thereunder and no Default will reasonably be foreseeable at the time of such restructuring, which restructuring shall be pursuant to terms and conditions acceptable to each Bank and to each of the other parties thereto.

        Section 3. Amendment to Maximum Amount of Performance Letters of Credit.
Section 2.16(a) of the Credit Agreement is amended by amending and restating clause (ii) in the proviso therein in its entirety to read as follows:

                "the aggregate amount of the Letter of Credit Liabilities for all Performance Letters of Credit shall not exceed $3,000,000."

        Section 4. Amendment to Events of Default. Section 6.01 of the Credit Agreement is amended by (i) deleting the word "or" at the end of subsection (n) thereof, (ii) adding the word "or" at the end of subsection (o) thereof and
(iii) inserting the following new subsection (p):

                "(p) the $3,000,000 Letter of Credit issued in favor of Perini/Suitt shall not have expired or been terminated on or before January 21, 2000 or the Capital Restructuring shall not have become effective on or before January 21, 2000;".

        Section 5. Waiver With Respect to the Harris Default. Solely for the period from September 23, 1999 through and including the "Harris Waiver Termination Date" (as defined below), the Banks hereby waive the Default existing under the Credit Agreement due solely to the Harris Default.

        As used herein, "Harris Waiver Termination Date" means the earlier of November 30, 1999 and the first date, if any, when any of the following events shall occur:

        (a) A "Standstill Termination" (as defined in the Forbearance Agreement) shall occur;

        (b) Harris Bank shall exercise any rights or remedies available to it in connection with the Harris Default; or

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                                                                   EXHIBIT 10.26

        (c) October 30, if the Banks shall not have received from the Borrower a copy of a commitment letter to the Borrower from Amresco Capital L.P., or such other lender as shall be reasonably acceptable to the Banks, describing terms and conditions reasonably acceptable to the Banks for a refinancing of the Borrower's obligations to Harris Bank under the reimbursement agreement referenced in the Forbearance Agreement.

        Section 6. Waivers With Respect to Rincon. Solely for the period from September 30, 1999 through and including the "Rincon Waivers Termination Date" (as defined below), each Bank waives the Defaults (including notice thereof) arising under the Credit Agreement solely as a result of the fact that:

        (i) the Rincon Restructuring shall not have become effective on or before April 30, 1999;

        (ii) the Borrower's shall have failed to comply with its obligations under Section 5.02 of the Credit Agreement, but solely to the extent such obligations would require the Borrower to cause Perini Land and Development and Rincon Center Associates to pay and discharge, at or before maturity, all of their respective material obligations and liabilities relating to the Rincon Center project;

        (iii) Rincon Center Associates shall have failed to make any payment in respect of Debt relating to the Rincon Center project; or

        (iv) any event or condition shall occur which results in the acceleration of the maturity of any Debt of Rincon Center Associates relating to the Rincon Center project or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof.

        As used herein, "Rincon Waivers Termination Date" means the earlier of October 30, 1999 and the first date, if any, when any of the following events shall occur:

        (i) The Borrower or Perini Land and Development shall become a named defendant in any proceeding relating to the Rincon Center project, other than (A) the proceeding commenced by Pacific Gateway Properties, Inc., Case No. 301993, (B) the proceeding commenced by Pacific Gateway Properties, Inc., Case No. 985464 or (C) the proceeding commenced by Susan L. Uecker, Receiver for Chrysler MacNally Corporation in Case No. 304815, Case No. 306037 (collectively, the "PGP Lawsuits");

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                                                                   EXHIBIT 10.26

        (ii) Any development occurs in the PGP Lawsuits that is adverse to the Borrower or Perini Land and Development;

        (iii) An Event of Default described in Section 6.01(i) shall occur with respect to Rincon Center Associates, other than an Event of Default arising solely from Rincon Center Associates' failure generally to pay its debts as they become due; or

        (iv) An involuntary case or other proceeding shall be commenced against Rincon Center Associates seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any material part of its property;

provided that neither the appointment of receivers nor the naming of Perini Land and Development as a party pursuant to (a) the August 3, 1999 Order Appointing Receiver; Preliminary Injunction of the Superior Court of the State of California for the County of San Francisco in Citicorp Real Estate, Inc. v. Rincon Center Associates, Case No. 304816, and (b) the August 3, 1999 Order Appointing Receiver; Preliminary Injunction of the Superior Court of the State of California for the County of San Francisco in Citicorp Real Estate, Inc. v. Chrysler MacNally Corporation, Case No. 304815, shall constitute a Rincon Waivers Termination Date.

        Section 7. Waiver of Condition to Borrowings. Solely for Borrowings on any date from the date hereof through and including the Rincon Waivers Termination Date, the Banks hereby waive the condition to Borrowing contained in
Section 3.02(d) of the Credit Agreement, but only to the extent such condition cannot be satisfied due solely to the inability of the Borrower to make the representation and warranty contained in Section 4.04(c) of the Credit Agreement as a result of the write-down of its investment in the Rincon Center project. The Banks acknowledge that a Borrowing on any day from the date hereof through and including the Rincon Waivers Termination Date shall not be deemed to be a representation and warranty by the Borrower on such date as to the condition specified in Section 3.02(d) to the extent that such condition is waived hereunder.

        Section 8. Representations and Warranties Correct; No Default. The Borrower represents and warrants that on and as of the date hereof, after giving effect to this Amendment and Waivers, (a) the representations and warranties of each Obligor contained in each Financing Document, as amended, to which it is a party are true, other than the representation and warranty contained in Section 4.04(c) of the Credit Agreement to the extent that the Borrower cannot make such representation and warranty due solely to the status of the Rincon Center project and (b) no Default under the Credit Agreement exists.

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                                                                   EXHIBIT 10.26

        Section 9. Effect of Amendments and Waiver. Except as expressly set forth herein, this Amendment and Section 9. Effect of Amendments and Waiver.
Except as expressly set forth herein, this Amendment and Waivers shall not constitute an amendment or waiver of any term or condition of the Credit Agreement or any other Financing Document, and all such terms and conditions shall remain in full force and effect and are hereby ratified and confirmed in all respects.

        Section 10. Governing Law. This Amendment and Waivers shall be governed by and construed in accordance with the laws of the State of New York.

        Section 11. Counterparts. This Amendment and Waivers may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

        Section 12. Consent by Subsidiary Guarantors. By signing this Amendment and Waivers below, each Subsidiary Guarantor affirms its obligations under the Subsidiary Guarantee Agreement and acknowledges that this Amendment and Waivers shall not alter, release, discharge or otherwise affect any of such obligations, all of which shall remain in full force and effect and are hereby ratified and confirmed in all respects.

        Section 13. Effectiveness. This Amendment and Waivers shall become effective as of the date hereof when the Agent shall have received duly executed counterparts hereof signed by the Borrower, the Required Banks and each Subsidiary Guarantor (or, in the case of any party as to which an executed counterpart shall not have been received, the Agent shall have received telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party).

        Section 14. Termination.

        (a) The waiver granted pursuant to Section 4 shall terminate and be of no further force and effect on the Harris Waiver Termination Date. The Banks shall retain, and upon such termination shall be entitled to exercise, any and all remedies with respect to any and all Defaults that are waived pursuant thereto.

        (b) The waivers granted pursuant to Sections 6 and 7 shall terminate and be of no further force and effect on the Rincon Waivers Termination Date. The Banks shall retain, and upon such termination shall be entitled to exercise, any and all remedies with respect to any and all Defaults that are waived pursuant thereto.


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                                                                   EXHIBIT 10.26

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Waivers to be duly executed by their respective authorized officers as of the date first above written.